Exhibit 4.2



      The following is the Form of Stock Purchase Agreement ("Agreement") between Energy Conversion Devices, Inc. and each of Heimdall Investments Ltd. and CCM Master Qualified Fund, Ltd. (each an "Investor").

      The Agreements are identical in all material respects with the exception of the identity of the Investor and the number of units purchased.


                                             Units
Investor                                     Purchased
--------                                     --------

Heimdall Investments Ltd.                    382,226

CCM Master Qualified Fund, Ltd.              191,113

                                     FORM OF

                            STOCK PURCHASE AGREEMENT

Energy Conversion Devices, Inc.
2956 Waterview Drive
Rochester Hills, Michigan 48309

      The undersigned investor (the "Investor"), hereby confirms its agreement with you as follows:

1. This Stock Purchase Agreement (this "Agreement") is made as of the date set forth below between Energy Conversion Devices, Inc., a Delaware corporation (the "Company"), and the Investor.

2. The Company has authorized the sale and issuance to the Investor in a private placement transaction (the "Offering") of ______ units (the "Units"), each comprised of one share (collectively, the "Shares") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and a warrant (collectively, the "Warrants") to purchase one share of Common Stock for the exercise price set forth in the form warrant attached hereto, subject to adjustment, for a purchase price of $9.755 per Unit.

3. The Company and the Investor hereby agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, ______ Units for an aggregate purchase price of $________ pursuant to the Terms and Conditions for Purchase of Units attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

4. The Company represents that the terms and conditions set forth in Annex I are the same terms and conditions upon which _____________________ and ___________________________ have agreed to purchase Units from the Company on the date hereof, except for the number of Units purchased, and that the Company is not selling any Units in this offering to any other parties other than such investors and the Investor.

      Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.


                                               [NAME OF INVESTOR]
                                          By:
                                               ---------------------------------
                                          Title:
                                               ---------------------------------
                                          Date:
                                               ---------------------------------
AGREED AND ACCEPTED :
ENERGY CONVERSION DEVICES, INC.

By:
   ---------------------------------
Title:
   ---------------------------------
Date:
   ---------------------------------

                            STOCK PURCHASE AGREEMENT

                                     ANNEX I

                   TERMS AND CONDITIONS FOR PURCHASE OF UNITS

1. Authorization and Sale of the Units. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Units.

2. Agreement to Sell and Purchase the Units; Subscription Date. At the Closing (as defined in Section 3), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, ________ Units for an aggregate purchase price of $__________ (the "Purchase Price").

3. Delivery of the Units at Closing.

3.1 Closing. The completion of the purchase and sale of the Units (the "Closing") will occur on January __, 2004 (the "Closing Date") at a place to be agreed by the Company and the Investor. At the Closing, the Company will deliver or caused to be delivered to the Investor one or more certificates representing the number of Shares and Warrants purchased pursuant to Section 2, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor. The Warrants delivered by the Company to the Investor at the Closing will be in substantially the form attached to this Agreement as Exhibit B.

3.2 Conditions to the Company's Performance. The Company's obligation to issue the Units to the Investor will be subject to the simultaneous receipt by the Company of the Purchase Price, the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

3.3 Conditions to the Investor's Performance. The Investor's obligation to purchase the Units will be subject to the simultaneous receipt of a certificate representing the Shares and a duly authorized Warrant, the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing.

            3.4 Legend. The Investor acknowledge and agrees that certificates evidencing the Shares delivered by the Company to the Investor at the Closing will bear the following legend and that the Company may instruct the transfer agent for its Common Stock to include corresponding stop transfer notations in the Company's stock transfer ledger:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT."

4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Investor as follows:

4.1 Organization. The Company is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. The Company has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its subsidiaries, taken as a whole ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2 Subsidiaries. The Company has no direct or indirect subsidiaries as defined in Rule 405 under the Securities Act (each a "Subsidiary") other than those listed on Exhibit 21.1 of the Company's Annual Report on Form 10-K for its fiscal year ended June 30, 2003 (the "Current 10-K"). Except as set forth in the SEC Documents, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Subsidiary free and clear of any and all liens, encumbrances, claims and security interests (collectively "Liens"), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid and non-assessable, free of preemptive and similar rights.

4.3 Due Authorization. The Company has all requisite power, subject to obtaining the approval of the Company's stockholders referred to in Section 9, and authority to execute, deliver and perform its obligations under this Agreement and the Warrants, and this Agreement and the Warrants have each been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Shares and the Warrants to be sold by the Company under this Agreement, the fulfillment of the terms of the Agreement and the Warrants (including the issuance of shares of Common Stock issued upon exercise thereof) and the consummation of the transactions contemplated thereby will not (a) subject to obtaining the approval of the Company's stockholders referred to in
Section 9, conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or its property is bound, where such conflict, violation or default is likely to result in a Material Adverse Effect, (ii) the charter, by-laws or other organizational documents of the Company or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or its property, where such conflict, violation or default is likely to result in a Material Adverse Effect or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which it is bound or to which any of the material property or assets of the Company is subject.

4.5 Filings, Consents and Approvals. Except as contemplated by Section 9 and assuming the accuracy of the Investor's representations and warranties set forth in Sections 5.1 and 5.2, no consent, approval, permission, ratification, waiver, finding of suitability, permit, license, franchise, exemption certification, authorization or other order of, or registration (including registration under the Securities Act of 1933, as amended (the "Securities Act")), notification, qualification or filing with (each an "Authorization"), any court, arbitral tribunal, regulatory body, administrative agency, commission or other governmental body in the United States (each a "Governmental Entity") is required for the execution and delivery of this Agreement and the valid issuance and sale of the Shares and the Warrants to be sold pursuant to this Agreement and the performance by the Company of its obligations under this Agreement, except for (a) Authorizations that have been already been obtained, (b) Authorizations which, if not obtained, are not likely to result in a Material Adverse Effect, and (c) the Form D Notice of Sale of Securities Pursuant to Regulation D required to be made post-closing under federal and state securities laws.

4.6 Issuance of the Securities. Except as set forth in Section 9, the Shares and Warrants to be sold pursuant to this Agreement and the Shares to be issued upon exercise of the Warrants have been duly authorized and appropriately reserved, and when issued and paid for in accordance with the terms of this Agreement and the Warrants, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens (except for such restrictions on transfer or ownership imposed by applicable federal or state securities laws), and will not be issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

4.7 Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is described in the Company's regular reports on Forms 10-Q, 10-K, and 8-K as filed by the Company with the Securities and Exchange Commission through and including the date of this Agreement (the "SEC Documents"), as of the dates set forth therein. The Company has not issued any capital stock since June 30, 2003 other than (a) certain shares issued pursuant to the equity compensation plans described in the Company's SEC Documents and (b) an aggregate of 390 shares of Common Stock issued upon the conversion of certain convertible securities issued prior to such date. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Company's SEC Documents, no securities of the Company are entitled to preemptive or similar rights, and no person has any right of first refusal, preemptive right, right of participation, or any similar right to participation in the transactions contemplated by this Agreement. Except as set forth in or contemplated by the Company's SEC Documents, there are no outstanding rights (including, without limitation, preemptive rights, call or commitments of any character and scrip rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options, other than those issued pursuant to the equity compensation plans described in the Company's SEC Documents. Except as disclosed in the Company's SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party. Except as disclosed in the Company's SEC Documents, the issue and sale of the Shares and Warrants will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any person or result in a right of any holder of the Company's securities to adjust the exercise, conversion, exchange or reset price under such securities.

4.8 Legal Proceedings. Except as set forth in the Company's SEC Documents, there are no proceedings pending or, the Company's knowledge, threatened in any court or before or by any other Government Entity to which the Company or any of its subsidiaries is or could be a party or to which any of their respective properties or assets could be subject, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no order or relief of any nature by any Governmental Entity has been issued with respect to the Company or any of it subsidiaries which would suspend or prevent the offering, issuance or sale of the Shares and Warrants in any jurisdiction in which the Shares and Warrants are proposed to be sold. The Securities and Exchange Commission (the "SEC") has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act.

4.9 No Violations. The Company is not in violation of its charter, bylaws or other organizational document, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company is a party or by which the Company is bound or by which the property of the Company is bound, which would be reasonably likely to have a Material Adverse Effect.

4.10 Compliance. The Company is in compliance with the applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder promulgated by the SEC, except where such noncompliance would note have or reasonably be expected to result in a Material Adverse Effect.

4.11 Governmental Permits, Etc. The Company has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to currently possess could not reasonably be expected to have a Material Adverse Effect.

4.12  Intellectual Property.

(a) Except as described in the Company's SEC Documents, the Company has exclusive ownership or a valid license or legal right to use all patent, copyright, trade secret, trademark, customer lists, designs, formulas, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company and material to the Company and its subsidiaries, taken as a whole, (collectively, "Intellectual Property") other than Intellectual Property generally available on commercial terms from other sources. All of such patents, trademarks and copyrights owned by the Company have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions in which the Company has registered such patents, trademarks and copyrights and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions.

(b) All material licenses or other material agreements under which (i) the Company is granted rights in Intellectual Property, other than Intellectual Property generally available on commercial terms from other sources, and (ii) the Company has granted rights to others in Intellectual Property owned or licensed by the Company, are in full force and effect and, to the knowledge of the Company, there is no material default by the Company thereto.

(c) No proceedings have been instituted or are pending which challenge the rights of the Company in respect to the Company's right to the use of the Intellectual Property. The Company has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, formulas, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted.

(d) The Company believes it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology.

(e) Except as described in the Company's SEC Documents, to the knowledge of the Company, the present business, activities and products of the Company do not infringe any intellectual property of any other person, except where such infringement would not have a Material Adverse Effect on the Company. Except as described in the Company's SEC Documents, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed. To the Company's knowledge, there exists no third party unexpired patent or patent application which includes claims that would be infringed by, or otherwise have a Material Adverse Effect. To the knowledge of the Company, the Company is not making unauthorized use of any confidential information or trade secrets of any person. Neither the Company nor, to the knowledge of the Company, any of its employees have any agreements or arrangements with any persons other than the Company related to confidential information or trade secrets of such persons, other than such agreements that would not restrict the Company from conducting its business as currently conducted.

4.13 Financial Statements. The financial statements of the Company and the related notes contained in the Company's SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements are related notes present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Company's SEC Documents.

4.14 No Material Adverse Change. Except as disclosed in the Company's SEC Documents, since the date of the filing of the Company's Current 10-K: (a) there has not been any event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect affecting the Company, (b) the Company has not incurred any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, except trade payables and accrued expenses incurred in the ordinary course of business and liabilities that would not be required to be disclosed in filings made with the SEC, (c) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in the SEC Documents, (d) the Company has not declared or made any dividend or distribution of any kind on the capital stock of the Company, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (e) except for the transactions contemplated by this Agreement and the other Stock Purchase Agreements that the Company is entering into on the date hereof, there has not been any material change or any development involving or which could reasonably be expect to involve a material change in the capital stock of the Company or any of its subsidiaries, (f) there has not been any loss or damage (whether or not insured) to the physical property of the Company which has been sustained which has a Material Adverse Effect, or (g) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company's existing stock option plans. The Company does not have pending before the SEC any request for confidential treatment of information.

4.15 Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations and warranties in effecting transactions in securities of the Company. All disclosures provided to the Investor in connection with this Section 4 are true and correct and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.16 NASDAQ Compliance. The Company's Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the "Nasdaq Stock Market"), and, except for the Company's failure to timely file its Current 10-K (the "Late Filing"), the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (the "NASD") is contemplating terminating such registration or listing other than in connection with the Late Filing of the Current 10-K. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Nasdaq Stock Market.

4.17 SEC Reports. Except for the Late Filing of the Current 10-K, the Company has filed in a timely manner (taking into account any permitted extensions) all reports that the Company was required to file under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date of this

Agreement (the forgoing materials are collectively referred to herein as the "SEC Documents"). The Company filed its Current 10-K on October 22, 2003. The Company has informed Investor prior to the date hereof of any filing by the Company of any SEC reports within the 5 days preceding the date hereof. Except for the Late Filing of the Current 10-K, the SEC Documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

4.18 Listing. The Company will comply with all requirements of the NASD with respect to the issuance of the Shares and the listing of the Shares sold pursuant to this Agreement and upon exercise of the Warrants on the Nasdaq Stock Market.

4.19 Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, have (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law or (d) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.20 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Units.

4.21 Accountants. Deloitte & Touche LLP, who the Company expects will express their opinion with respect to the financial statements to be filed with the Registration Statement (as defined below) and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

4.22 Contracts. The contracts described in the SEC Documents or incorporated by reference therein that are material to the Company are in full force and effect on the date hereof, and neither the Company nor, to the Company's knowledge, any other party to such contracts is in breach of or default under any of such contracts which would have a Material Adverse Effect.

4.23 Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements included in or incorporated by reference into the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (a) those, if any, reflected in such financial statements, (b) those of the United States Government to exercise rights with respect to inventions made with Government support, or (c) those which are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to their respective businesses. Except as disclosed in the SEC Documents, the Company owns or leases all such properties as are necessary to its operations as now conducted.

4.24 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

4.25 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Units to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

4.26 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.27 Offering Materials. Other than the SEC Documents, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Units. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Units, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or will be within the exemptions of Section 4 of the Securities Act.

4.28 Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

4.29 Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors or Affiliates of the Company and, to the knowledge of the Company, none of the employees of the Company are presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, Affiliate or such employee or, to the knowledge of the Company, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

4.30 Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recoded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.31 Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (a) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (b) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and the projected capital requirements and capital availability thereof, and (c) the current cash flow of the Company, together with the proceeds the Company would receive were it to liquidate all of its assets, after taking into account all anticipated uses of the cash would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

4.32 Certain Fees. Other than fees paid to Nolan Securities, no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by Investor pursuant to written agreements executed by such Investor which fees and commissions shall be the sole responsibility of such Investor) made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

4.33 Certain Registration Matters. Assuming the accuracy of the Investor's representations and warranties set forth in Section 5.1 and 5.2, no registration under the Securities Act is required for the offer and sale of the Shares and Warrants by the Company to the Investor under this Agreement. The Company is eligible to register the resale of its Common Stock by the Investor under Form S-1 promulgated under the Securities Act.

4.34 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover provision under the Company's Certificate of Incorporation or the laws of Delaware or any agreement to which the Company is a party that is or could become applicable to the Investor as a result of its and the Company's fulfillment of their respective obligations or the exercise of their respective rights under this Agreement and the Warrant, including without limitation the Company's issuance of the Shares and the Warrants and the Investor's ownership thereof.

4.35 Regulation D. None of the Company or any of its Affiliates have directly or through any agent (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security which is or will be integrated with the sale of the Shares and Warrants under this Agreement in a manner that will require the registration of the Shares and Warrant under the Securities Act, or (b) engaged in or used any form of general solicitation or advertising in connection with the sale of the Shares and Warrants, including articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

5. Representations, Warranties and Covenants of the Investor.

5.1 Accredited Investor; Compliance with Securities Laws. The Investor represents and warrants to, and covenants with, the Company that (a) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act; (b) the Investor is acquiring the Units the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Units or any arrangement or understanding with any other persons regarding the distribution of such Units; (c) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Units except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (d) the Investor has answered all questions in the Investor Questionnaire attached hereto as Exhibit C for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; and (e) the Investor will notify the Company immediately of any change in any of such information required to be included in the Registration Statement until such time as the Investor has sold all of its Units or until the Company is no longer required to keep the Registration Statement effective. The Investor understands that its acquisition of the Units has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein.

5.2 Re-Sales of Units. The Investor hereby covenants with the Company not to make any sale of the Units without complying with the provisions of this Agreement, including Section 7.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Units will be imprinted with the legend set forth in Section 3.4.

5.3 Authorization and Enforceability. The Investor represents and warrants to the Company that (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.4 Dispositions prior to Effectiveness. Prior to the effectiveness of the Registration Statement, the Investor will not enter into any Short Sales. For such purposes, a "Short Sale" by the Investor means a short sale of Common Stock executed at a time when the Investor has no equivalent offsetting long position in the Common Stock. For purposes of determining whether the Investor has an equivalent offsetting long position in the Common Stock, shares that underlie any convertible securities held by the Investor, including warrants, will be included as if held long by the Investor.

5.5 No Legal, Tax or Investment Advice. The Investor understands that nothing in this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.

7. Registration of the Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. It is a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.1 that the Investor furnishes to the Company such information regarding itself, the Shares to be sold by the Investor, and the intended method of disposition of such securities as will be required to effect the registration of the Shares.

(a) Subject to receipt of necessary information from the Investor, the Company will use its best efforts to prepare and file with the SEC, as soon as practicable, but in no event later than 60 days after the Closing Date (the "Target Filing Date"), a registration statement on Form S-1 (the "Registration Statement") to enable the resale of the Shares issued pursuant to this Agreement and upon exercise of the Warrants by the Investor from time to time through the automated quotation system of the Nasdaq Stock Market or in privately-negotiated transactions.

(b) Subject to receipt of necessary information from the Investor, the Company will use its best efforts to cause the Registration Statement to become effective as soon as practicable, but in no event later than 90 days after the Registration Statement is filed by the Company (the "Target Effective Date"). The plan of distribution disclosed in the Registration Statement shall be subject to the Investor's review, comment and approval.

(c) The Company will use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor's Shares purchased hereunder or acquired upon exercise of the Warrants, the earliest of (i) the third anniversary of the Closing Date, or (ii) such time as all Shares purchased by such Investor in this Offering, including upon exercise of the Warrants, have been sold pursuant to a registration statement or pursuant to Rule 144 (the "Target Effective Period").

(d) The Company will furnish to the Investor with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor; provided that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor will be subject to the receipt by the Company of reasonable assurances from the

Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses.

(e) The Company will file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor; provided that the Company will not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

(f) The Company will bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, including the fees and expenses of one counsel to the Investor and the other parties purchasing shares of the Company's Common Stock on the date hereof. All underwriting discounts, brokerage fees and commissions incurred by the Investor, if any, shall be borne by the Investor.

(g) The Company will advise the Investor, promptly after it receives notice or obtains knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose. The Company will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(h) The Company understands that the Investor disclaims being an underwriter, but the Investor being deemed an underwriter by the SEC will not relieve the Company of any obligations it has hereunder. But if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC pursuant to Section 7.1(b) will be extended to the earlier of (a) the 90th day after such SEC notification or (b) 120 days after the initial filing of the Registration Statement with the SEC.

(i) If the Registration Statement has not become effective on or before the Target Effective Date, the Company shall pay liquidated damages to the Investor in an amount equal to 0.02% of the Purchase Price per day beginning on the Target Effective Date. If a stop order is imposed or if for any other reason the effectiveness of the Registration Statement is suspended during the Target Effective Period, then the Company shall pay liquidated damages to the Investor in an amount equal to 0.02% of the Purchase Price per day beginning on the date of such stop order or other suspension of effectiveness. Notwithstanding the two preceding sentences, the Investor will not be entitled to receive liquidated damages under this Agreement during a Suspension Period (as hereinafter defined). Liquidated damages shall be deemed to commence accruing on the day on which the event triggering such liquidated damages occurs.

The liquidated damages to be paid to the Investor pursuant to this Section 7.1(i) shall cease to accrue (i) with respect to the liquidated damages for failure to have the Registration Statement declared effective on or prior to the Target Effective Date, on the day after the Registration Statement is declared effective, or (ii) with respect to the liquidated damages for the suspension of effectiveness, on the day after the reinstatement of effectiveness of the Registration Statement. Notwithstanding the foregoing, if the sole reason why the Registration Statement has not become effective on or before the Target Effective Date is because the Investor did not provide the Company with information which is required to be disclosed in the Registration Statement and which the Company reasonably requested the holder to so provide in writing at least five (5) days prior to the Target Effective Date, the Company's obligation to pay liquidated damages with respect thereto will not begin to accrue until five (5) business days after such information has been provided.

The Company shall pay the liquidated damages due under this section at the end of each week during which such damages accrue and, to the extent such liquidated damages are not paid when due, shall thereafter accrue dividends at a rate equal to the U.S. prime rate plus the lesser of (i) 1% per annum and (ii) the maximum amount permitted by law. Liquidated damages shall be paid to the Investor by wire transfer in immediately available funds to the accounts designated by such holders.

The parties hereto agree that the liquidated damages provided for in this
Section 7.1(i) constitute a reasonable estimate of the damages that will be suffered by the holders by reason of the failure of the Registration Statement to be filed, to be declared effective and/or to remain effective, as the case may be, in accordance with this Agreement. The right of the Investor to be paid the liquidated damages provided for in this Section 7.1(i) is the exclusive remedy available to the Investor by reason of the failure of the Registration Statement to be filed, to be declared effective and/or to remain effective, as the case may be.

7.2   Transfer of Shares After Registration; Suspension.

(a) The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 7.1 and as described below, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

(b) Except in the event that paragraph (c) below applies, the Company will (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) provide the Investor copies of any documents filed pursuant to Section 7.2(b)(i) and (iii) inform each Investor that the Company has complied with its obligations in Section 7.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to Section 7.2(b)(i) hereof when the amendment has become effective).

(c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company will deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 business days after delivery of a Suspension Notice to the Investor. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor will be entitled to specific performance in the event that the Company fails to comply with the provisions of this
Section 7.2(c).

(d) Notwithstanding the foregoing paragraphs of this Section 7.2, the Investor will not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than three occasions of not more than 60 days during any 12-month period; provided, however, that once the Company becomes eligible to use Form S-3 promulgated under the Securities Act, the maximum number of days an Investor may be prohibited from selling Shares during any 12-month period pursuant to this subsection (d) shall be reduced to 45 days. Any Suspension that does not exceed the limitations set forth in this section 7.2(d) is referred to herein as a "Suspension Period."

(e) Provided that a Suspension is not then in effect, the Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Investor and to supply copies to any other parties requiring such Prospectuses.

(f) In the event of a sale of Shares by the Investor, the Investor will deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit D, so that the shares may be properly transferred.

7.3 Indemnification. For the purpose of this Section 7.3, the term "Selling Stockholder" includes the Investor and any affiliate of the Investor; the term "affiliate" means any person who controls the Investor within the meaning of
Section 15 of the Securities Act; the term "Registration Statement" includes any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1; and the term "untrue statement" includes any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with any of its covenants and agreements contained in Sections 5 and 7.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

(b) The Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) its failure to comply with any of the covenants and agreements contained in Sections 5 and
7.2 hereof or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person will notify the indemnifying person in writing of such claim or of the commencement of such action. But the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7.3 or otherwise, except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action.

Subject to the provisions hereinafter stated, in case any such action will be brought against an indemnified person, the indemnifying person will be entitled to participate therein and, to the extent that it will elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, will be entitled to assume the defense thereof with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person will not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof unless there exists or will exist a conflict of interest that would make it inappropriate, in the reasonable written opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof. In such event, the indemnified person will be entitled to retain its own counsel at the expense of the indemnifying person; provided that no indemnifying person will be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event will any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person will have approved the terms of such settlement. Such approval will not be unreasonably withheld or delayed. No indemnifying person will, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 7.3 is unavailable to or insufficient to hold harmless an indemnified party under Section 7.3(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party will contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault will be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 7.3(d) were determined by pro rata allocation (even if the Investor were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 7.3(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7.3(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7.3(d), the Investor will not be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which the Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investor's obligations in this Section 7.3(d) to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section
7.3 and further agree not to attempt to assert any such defense.

7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares will cease and terminate as to any particular number of the Shares when such Shares will have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company will have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5   Information Available.

(a) So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

(i) as soon as practicable after it is available, one copy of (A) its Annual Report to Stockholders (which Annual Report will contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (B) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(ii) upon the reasonable request of the Investor, all exhibits excluded by the parenthetical to Section 7.5(a)(i)(B) as filed with the SEC and all other information that is made available to shareholders; and

(iii) upon the reasonable request of the Investor, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses.

(b) So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, upon the reasonable request of the Investor, the Company will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Investor in connection with any investigation conducted by the Investor for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided that the Company will not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor has entered into a confidentiality agreement with the Company in form and substance reasonably satisfactory to the Company with respect thereto.

7.6 Rule 144. With a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares to the public without registration, the Company covenants and agrees to (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares will have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration.

8. Future Offerings. The Company agrees that it will not grant to any person any registration rights that are senior or pari passu or conflict in any way with the rights granted in Section 7. The Company agrees that it will not file a registration statement with the SEC (other than the Registration Statement or a registration statement on Form S-4, S-8 or any similar or successor registration form) relating to the offering by the Company of its Common Stock (or other securities convertible into or exercisable or exchangeable for shares of its Common Stock) prior to the date the Registration Statement is declared effective by the SEC. If the Company proposes to effect any private offering of its Common Stock (or other securities convertible into or exercisable or exchangeable for shares of its Common Stock) prior to the first anniversary of the date of this Agreement, including any offering pursuant to the preceding sentence, the Company will be required to notify the Investor in writing of such offering at least five business days prior to the consummation thereof and the Investor will be permitted to participate in such offering on the same terms and conditions applicable to the other investors participating in the offering. If the number of shares subscribed for by the Investor and the other investors participating in such offering exceeds the number of shares the Company proposes to sell in the offering, the shares will be prorated among the Investor and such other investors on the basis of the number of shares subscribed for by each party. If the Investor does not execute a written purchase agreement with respect to its participation in any such offering within five business days after the Investor is notified of the offering by the Company, the Company may proceed with the offering and the Investor will not have any further right to participate therein. The provisions of this Section 8 will not apply to any offering or sale of Common Stock or Warrants to ChevronTexaco Corp. or its affiliates in satisfaction of the Company's existing contractual obligations relating to such parties to the extent such obligations arise out of the sale of the Shares and the Warrants to the Investor pursuant to this Agreement.

9. Stockholder Approval. The Company has advised the Investor that the Company does not currently have a sufficient number of authorized and unissued shares of Common Stock to permit it to issue Shares upon the exercise of the Warrants. The Company shall hold its next annual meeting of stockholders (the "Annual Meeting") on or before March

18, 2004, at which meeting the Company, acting in accordance with applicable law, its Certificate of Incorporation and Bylaws and the rules of the Nasdaq Stock Market, shall:

(a) include as one of the proposals to be considered at the Annual Meeting a proposal adopted by the Company's Board of Directors to amend and restate the Certificate of Incorporation of the Company to increase the authorized number of shares of Common Stock to permit the issuance of the aggregate number of shares of Common Stock issuable upon the exercise of the Warrants in full;

(b) file with the SEC prior to the Annual Meeting a preliminary proxy statement on Schedule 14A with respect to the Annual Meeting (the "Proxy Statement") complying in all material respects with the Exchange Act, respond promptly to any comments raised by the SEC with respect to the preliminary Proxy Statement and use its commercially reasonable efforts to cause the definitive version of the Proxy Statement to be mailed to its stockholders a reasonable period of time prior to the Annual Meeting; and

(c) include in the Proxy Statement the recommendation of the Company's Board of Directors that the stockholders of the Company vote in favor of the proposal to amend and restate the Company's Certificate of Incorporation included in the Proxy Statement.

      The Investor will provide all information regarding the Investor reasonably requested by the Company that is required by law to be included in the Proxy Statement.

10. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

(a) if to the Company, to:

                        Energy Conversion Devices, Inc.
                        2956 Waterview Drive
                        Rochester Hills, Michigan 48309
                        Attn:  Robert C.  Stempel
                        Phone:  (248) 293-0440
                        Telecopy:  (248) 844-1244

(b) with a copy mailed to:

                        Baker & McKenzie
                        One Prudential Plaza
                        130 East Randolph Drive
                        Chicago, Illinois  60601

                        Attn:  Craig A. Roeder
                        Phone:  (312) 861-3730
                        Telecopy:  (312) 861-2899

(c) if to the Investor, at its address on the Stock Certificate Questionnaire attached as Exhibit A hereto, or at such other address or addresses as may have been furnished to the Company in writing.

11. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

12. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

14. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                                    EXHIBIT A

                         ENERGY CONVERSION DEVICES, INC.

                         STOCK CERTIFICATE QUESTIONNAIRE


      Pursuant to Section 3 of the Agreement, please provide us with the following information:


1.     The exact name that your Shares and Warrants   --------------------------
       are to be registered in (this is the name that will appear on your stock and warrant certificate(s)). You may use a nominee name if appropriate:

2. The relationship between the Investor and the -------------------------- registered holder listed in response to item
       1 above:

3.     The mailing address of the registered holder   --------------------------
       listed in response to item 1 above:


4.     The Social Security Number or Tax              --------------------------
       Identification Number of the registered
       holder listed in the response to item 1
       above:

                                    EXHIBIT B

                         ENERGY CONVERSION DEVICES, INC.

                               FORM OF WARRANT


      THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ACQUIRED UPON THE EXERCISE OF THIS COMMON STOCK PURCHASE WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT.

Void after October 31, 2006              Right to Purchase ____________ Shares
or otherwise as provided herein          of Common Stock (subject to adjustment)
                                         of Energy Conversion Devices, Inc.

                            COMMON STOCK PURCHASE WARRANT

      Energy Conversion Devices, Inc., a Delaware corporation (the "Company"), for value received and subject to the terms set forth below, hereby grants to ______________________ and its registered successors and assigns (the "Holder"), the right to purchase from the Company up to ____________ fully paid and non-assessable shares of the Common Stock (as defined below), at the applicable Exercise Price (as defined herein), upon the terms and subject to the conditions set forth in this Warrant. The Exercise Price and the number and character of such shares of Common Stock purchasable pursuant to the rights granted under this Warrant are subject to adjustment as provided herein.

      This Warrant is subject to the following provisions:

      1. Definitions. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

      "Assignment" means the assignment attached hereto in substantially the form of Annex A.

      "Authorization Date" means the date the Company, pursuant to a vote of its stockholders, amends its Certificate of Incorporation to provide a sufficient number of authorized and unissued shares of Common Stock to permit the Company to issue shares of Common Stock upon the exercise of this Warrant.

      "Common Stock" means all stock of any class or classes (however designated) of the Company, authorized upon the Issue Date or thereafter, the holders of which will have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which will ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right to so vote has been suspended by the happening of such a contingency); provided that "Common Stock" will not include the shares of the Class A or Class B Common Stock as authorized, issued, outstanding and constituted on the date hereof, or the shares of any future class of common stock as will possess actual or contingent special voting rights of the kind provided for as of the date hereof with respect to the Class A and Class B Common Stock ("Special Voting Rights"), if the rights and privileges of such future class of common stock are in all other material respects the same as those of the Common Stock generally and the Special Voting Rights of the shares of said future class, together with all other Special Voting Rights that may be exercisable simultaneously therewith, do not exceed in the aggregate the number of votes that are provided by the Special Voting Rights of the Class A Common Stock outstanding as of the date hereof (other than as a result of changes in the Common Stock of the kind described in Section 3 hereof).

            "Commission " means the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

            "Exercise Date" has the meaning set forth in Section 2.2(a).

            "Exercise Price" means (a) for all Subscription Agreements delivered to the Company on or before May 2, 2005, $13.96 per share (as adjusted pursuant to Section 3), and (b) for all Subscription Agreements delivered to the Company after such date, $16.03 per share (as adjusted pursuant to Section 3).

            "Issue Date" means January __, 2004.

            "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or other) which the Holder of this Warrant at any time will be entitled to receive, or will have received, upon the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time will be issuable or will have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to
Section 3.2 hereof or otherwise.

            "Person" means, without limitation, an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.

            "Purchaser" has the meaning set forth in Section 2.2(a)(i).

            "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission under the Securities Act, as they each may, from time to time, be in effect.

            "Subscription Agreement" means the agreement attached hereto in substantially the form of Annex B.

            "Warrant" means, collectively, this Warrant and all other stock purchase warrants issued in exchange therefor or replacement thereof.

      2.    Exercise of Warrant.

            2.1 Exercise Period. Subject to Sections 2.6 and 3.2, the Holder may exercise this Warrant, in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time after the close of business on the Authorization Date and prior to 5 :00 p.m., New York, New York time on October 31, 2006.

            2.2   Exercise Procedure.

                  (a) This Warrant will be deemed to have been exercised at such time as the Company is deemed to have received all of the following items (the "Exercise Date"):

                        (i) a completed Subscription Agreement in the form attached hereto as Annex B executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                        (ii)  this Warrant;

                        (iii) if this Warrant is not registered in the name of the
Purchaser, an Assignment or Assignments evidencing the assignment of this Warrant to the Purchaser together with any documentation required pursuant to
Section 7(a) hereof; and

                        (iv) a check payable to the order of the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

                  (b) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within three trading days after the Exercise Date, the Company at its expense will cause to be issued in the name of and delivered to the Purchaser, or as the Purchaser (upon payment by the Purchaser of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which the Purchaser is entitled upon such exercise, together with any other stock or other securities and property (including cash, where applicable) to which the Purchaser is entitled upon exercise.

                  (c) Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company at its expense will, within ten days after the Exercise Date, issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining issuable under this Warrant.

                  (d) The Common Stock (or Other Securities) issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock (or Other Securities) on the Exercise Date.

                  (e) The issuance of certificates for shares of Common Stock (or Other Securities) upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock (or Other Securities).

            2.3 Acknowledgment of Continuing Obligations. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to the Holder any rights to which the Holder will continue to be entitled after such exercise in accordance with the provisions of this Warrant; provided that if the Holder fails to make any such request, such failure will not affect the continuing obligation of the Company to afford to the Holder any such rights.

            2.4 Subscription Agreement. The Subscription Agreement will be substantially in the form set forth in Annex B hereto, except that if the shares of Common Stock (or Other Securities) issuable upon exercise of this Warrant are not to be issued in the name of the Holder hereof, the Subscription Agreement will also state the name of the Person to whom the certificates for the shares of Common Stock (or Other Securities) are to be issued, and if the number of shares of Common Stock (or Other Securities) to be issued does not include all the shares of Common Stock (or Other Securities) issuable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.

            2.5 Fractional Shares. No fractional share of Common Stock (or Other Securities) will be issued in connection with exercise hereof; in lieu of a fractional share upon complete exercise hereof, the Purchaser may purchase a whole share by delivering payment equal to the appropriate portion of the then current Exercise Price.

            2.6 Early Termination. If after the Issue Date a share of the Common Stock trades for a period of 30 consecutive trading days at a bid price of greater than 200% of the Exercise Price as then in effect and a Registration Statement is currently effective with respect to all of the Shares underlying this Warrant, then the Company may terminate this Warrant by giving the Holder written notice thereof. Such notice will specify the date (at least twenty days subsequent to the date on which notice is given) on which this Warrant will terminate. The

Holder will forfeit its rights under this Warrant to the extent that the Exercise Date does not occur prior to the expiration of such twenty day period.

            2.7 Limitation on Number of Shares. Notwithstanding any provision of this Warrant to the contrary, in no event will the sum of (a) the number of shares of Common Stock issued to the initial Holder by the Company pursuant to the Stock Purchase Agreement dated as of the date of this Warrant between the Company and the initial Holder plus (b) the number of shares of Common Stock issuable upon the exercise of this Warrant, exceed 19.995% of the shares of Common Stock outstanding immediately prior to the date of this Warrant.

            2.8 Limited Put Right. In the event the Authorization Date shall not have occurred on or before March 19, 2003, the Holder may elect at any time after March 19, 2003 to sell this Warrant to the Company, and the Company shall upon such election purchase this Warrant from the Holder, for an amount equal to the product of (i) $0.50 multiplied by (ii) the number of shares for which this Warrant would have been exercisable had the Authorization Date occurred. Notwithstanding the foregoing, to the extent, but only to the extent, the purchase by the Company of this Warrant pursuant to the preceding sentence would cause the Company to violate Nasdaq Marketplace Rule 4350(i)(1)(D) (based upon written notice from Nasdaq), then the Company shall not be required to purchase such portion as would cause such violation (the "Violating Portion") for the price provided above, but instead shall purchase such Violating Portion for the original price paid therefor, being $0.125 multiplied by number of shares for which the Violating Portion of this Warrant would have been exercisable had the Authorization Date occurred.

      2.9 Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof)shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 9.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a notice of exercise hereunder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares requested in such notice is permitted under this paragraph. The Company's obligation to issue shares of Common Stock in excess of the limitation referred to in this Section shall be suspended until the earlier to occur of (a) the expiration date of this Warrant and (b) such time, if any, as such shares of Common Stock may be issued in compliance with such limitation. By written notice to the Company, the Holder may waive the provisions of this Section or increase or decrease the Maximum Percentage to any other percentage specified in such notice, but (i) any such waiver or increase or decrease will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Warrants.

      3. Adjustments.

            3.1 Adjustments for Stock Splits, Etc. If the Company will at any time after the Issue Date declare a stock dividend, subdivide its outstanding Common Stock (or Other Securities), by split-up or otherwise, or combine its outstanding Common Stock (or Other Securities), the number of shares issuable on the exercise of the unexercised portion of this Warrant will forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of combination, and the Exercise Price then applicable to shares covered by the unexercised portion of this Warrant will forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of combination.

            3.2 Adjustment for Reclassification, Reorganization, Etc. In case of any reclassification, capital reorganization, or change of the outstanding Common Stock (or Other Securities), or in the case of any consolidation of the Company with, or merger of the Company into, another Person (other than a consolidation or merger in which the Company is the continuing corporation), then, as a condition of such reclassification, reorganization, change, consolidation or merger, lawful provision will be made, and duly executed documents evidencing the same from the Company or its successor will be delivered to the Holder of this Warrant, so that the Holder of this Warrant will have the right at any time prior to the expiration of this Warrant to purchase, at a total price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation or merger, by a holder of the number of shares of Common Stock (or Other Securities) as to which this Warrant was exercisable immediately prior to such reclassification, reorganization, change, consolidation or merger, and in any such case appropriate provision will be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) will thereafter be applicable in relation to any shares of stock, and other securities and property, thereafter deliverable upon exercise hereof. If, as a consequence of any such transaction, solely cash, and no securities or other property of any kind, is deliverable upon exercise of this Warrant, then, in such event, the Company may terminate this Warrant by giving the Holder hereof written notice thereof. Such notice will specify the date (at least 30 days subsequent to the date on which notice is given) on which this Warrant will terminate; provided that the Holder may condition his exercise upon the successful consummation of such cash merger or other similar transaction of which notice is given.

            3.3 Adjustment for Dividends. The Company shall only pay dividends in an amount consistent with past practices and in no event will the Company pay a dividend greater than $1.00. Subject to the forgoing, in case the Company will, at any time or from time to time after the Issue Date, pay any dividend or make any other distribution upon its Common Stock (or Other Securities) payable in cash (other than ordinary cash dividends out of earnings or earned surplus), property or securities of a corporation other than the Company, then forthwith upon the payment of such dividend, or the making of such other distribution, as the case may be, the Exercise Price then in effect will be reduced by the amount of such dividend or other distribution in respect of each outstanding share of Common Stock (or Other Securities). The Board of Directors of the Company and the Investor will mutually agree upon the fair value of any dividend or other distribution made upon Common Stock (or Other Securities) payable in property or securities of a corporation other than the Company.

            3.4 Certificate of Adjustment. Whenever the Exercise Price or the number of shares issuable hereunder is adjusted, as herein provided, the Company will promptly deliver to the registered Holder of this Warrant a certificate of the Treasurer of the Company, which certificate will state (a) the Exercise Price and the number of shares of Common Stock (or Other Securities) issuable hereunder after such adjustment, (b) the facts requiring such adjustment, and
(c) the method of calculation for such adjustment and increase or decrease.

      4. No Impairment. The Company will not, by amendment of its corporate charter or by-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock (or Other Securities) receivable upon the exercise of this Warrant to exceed the amount payable therefore upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock (or Other Securities) upon the exercise of this Warrant.

      5. Notices of Record Date, Etc. In the event of:

            (a) any taking by the Company of a record of the holders of any class of securities of the Company for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to or otherwise acquire any shares of stock of any class of the Company or any other securities or property, or to receive any other right;

            (b) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or consolidation or merger of the Company with or into any other Person; or

            (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company will give notice to the Holder at least 30 days prior to the date of the specified event.

      6. Reservation of Stock Issuable on Exercise of Warrant; Payment of Taxes. The Company will at all times after the Authorization Date reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, all shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock (or Other Securities) which will be issuable upon exercise of this Warrant and payment of the Exercise Price in compliance with this Warrant will, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company will promptly pay or discharge). The Company will pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares upon exercise of the Warrants; provided, however, that if shares of Common Stock are to be delivered in a name other than the name of the Holder, then no such delivery will be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

      7. Disposition of This Warrant, Common Stock, Etc.

            (a) The Holder of this Warrant and any transferee hereof or of the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable, by their acceptance hereof, hereby understand and agree that this Warrant and the Common Stock (or Other Securities) with respect to which this Warrant may be exercisable have not been registered under the Securities Act, and may not be sold, pledged, hypothecated, donated, or otherwise transferred (whether or not for consideration) without an effective registration statement under the Securities Act or an opinion of counsel reasonably satisfactory to the Company and/or submission to the Company of such other evidence as may be reasonably satisfactory to counsel to the Company, in each such case, to the effect that any such transfer will not be in violation of the Securities Act. It will be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company its written agreement to accept and be bound by all of the terms and conditions of this Warrant.

            (b) The stock certificates of the Company that will evidence the shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable will be imprinted with a conspicuous legend in substantially the following form:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EACH SUCH CASE, TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE ACT."

      Except as otherwise provided in a certain Stock Purchase Agreement between the Company and the Holder executed and delivered simultaneously with the issuance of this Warrant (the "Purchase Agreement"), the Company has not agreed to (a) register any of the Holder's shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercisable for distribution in accordance with the provisions of the Securities Act or (b) comply with any exemption from registration under the Securities Act for the resale of the Holder's shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised. Hence, it is the understanding of the Holder of this Warrant that by virtue of the provisions of certain rules respecting restricted securities promulgated by the Commission, the shares of Common Stock (or Other Securities) of the Company with respect to which this Warrant may be exercisable may be required to be held indefinitely, unless and until registered under the Securities Act, unless an exemption from such registration is available, in which case the Holder may still be limited as to the number of shares of Common Stock (or Other Securities) with respect to which this Warrant may be exercised that may be sold from time to time.

      8. Rights and Obligations of Warrant Holder. The Holder of this Warrant will not, by virtue hereof, be entitled to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative actions by the Holder to purchase Common Stock (or Other Securities) by exercising this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price acquirable by exercise hereof or as a stockholder of the Company.

      9. Transfer of Warrant. Subject to compliance with the restrictions on transfer applicable to this Warrant referred to in Section 7 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the registered Holder, upon surrender of this Warrant with a properly executed Assignment (in substantially the form attached hereto as Exhibit A), to the Company, and the Company at its expense will issue and deliver to or upon the order of the Holder hereof a new Warrant or Warrants in such denomination or denominations as may be requested, but otherwise of like tenor, in the name of the Holder or as the Holder (upon payment of any applicable transfer taxes) may direct.

      10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon delivery of affidavit of loss reasonably satisfactory in form to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11. Remedies. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

      12. Company Records. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      13. Miscellaneous.

      13.1 Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile or (b) if delivered from outside the United States, by International Federal Express or facsimile, and will be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed and (iv) if delivered by facsimile, upon electric confirmation of receipt and will be delivered as addressed as follows:

      To the Company:   Energy Conversion Devices, Inc.
                        2956 Waterview Drive
                        Rochester Hills, Michigan 48309
                        Attention: Robert C. Stempel
                        Phone: (248) 293-0440
                        Telecopy: (248) 844-1244

      with a copy to:   Baker & McKenzie
                        One Prudential Plaza
                        130 East Randolph Drive
                        Chicago, Illinois  60601
                        Attn:  Craig A. Roeder
                        Phone:  (312) 861-3730
                        Telecopy:  (312) 861-2899

      If to the Holder: At its address on the Stock Certificate Questionnaire attached as Exhibit A to the Purchase Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

            13.2 Amendment and Waiver. Except as otherwise provided herein, this Warrant and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such amendment, waiver, discharge or termination is sought.

            13.3 Entire Agreement. This Agreement, together with the Purchase Agreement referenced herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

            13.4 Governing Law; Descriptive Headings. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of New York. The headings in this Warrant are for purposes of reference only, and will not limit or otherwise affect any of the terms hereof.

Dated: January __, 2004

                                    ENERGY CONVERSION DEVICES, INC.


                                    By:  ___________________________________
                                    Name: ___________________________
                                    Title: ____________________________

                                     ANNEX A

                                FORM OF ASSIGNMENT

                     [To be signed only upon transfer of Warrant]

      For value received, the undersigned hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of the Common Stock (or Other Securities) covered thereby set forth below, unto:

Name of Assignee               Address                 No. of Shares












Dated:      _____________          Signature ___________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant.)

                              Address  ____________________________________
                                       ------------------------------------

                                     ANNEX B

                            FORM OF SUBSCRIPTION AGREEMENT

                        [To be signed only upon exercise of Warrant]

To: Energy Conversion Devices, Inc.                             Date: __________

      The undersigned, the Holder of the within Warrant, pursuant to the provisions set forth in the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and agrees to subscribe for and purchase thereunder, _________ shares of the Common Stock (or Other Securities) covered by such Warrant and herewith makes payment of $______ therefore, and requests that the certificates for such shares be issued in the name of, and delivered to, __________________________________________, whose address is:
-----------------------------------------------------------------------------.

      If said number of shares is less than all the shares covered by such Warrant, a new Warrant will be registered in the name of the undersigned and delivered to the address stated below.




                              Signature__________________________________
                                    (Signature must conform in all respects to name of Holder as specified on the face of the Warrant or on the form of Assignment attached as Annex A thereto.)

                              Address ______________________________________
                                      --------------------------------------

                                    EXHIBIT C

                         ENERGY CONVERSION DEVICES, INC.

                             INVESTOR QUESTIONNAIRE



To:  Energy Conversion Devices, Inc.

      This Investor Questionnaire (the "Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the Common Stock, par value $0.01 per share, of Energy Conversion Devices, Inc. (the "Securities"). The Securities are being offered and sold by Energy Conversion Devices, Inc. (the "Company") without registration under the Securities Act of 1933, as amended (the "Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

      This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.    BACKGROUND INFORMATION

Name:
     ---------------------------------------------------------------------------

Business Address:
                 ---------------------------------------------------------------
                               (Number and Street)

--------------------------------------------------------------------------------
(City)                              (State)                          (Zip Code)

Telephone Number:  (    )
                         -------------------------------------------------------

Residence Address:
                  --------------------------------------------------------------
                               (Number and Street)

--------------------------------------------------------------------------------
(City)                              (State)                          (Zip Code)

Telephone Number:  (    )
                         -------------------------------------------------------

If an individual:

Age:______           Citizenship:__________  Where registered to vote:
                                                                      --------

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:______________            Date of formation:
                                                               ---------------

Social Security or Taxpayer Identification No.
                                              --------------------------------

Send all correspondence to (check one): __ Residence Address __ Business Address

B.    STATUS AS ACCREDITED INVESTOR

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

_____(1) a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in
Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;

_____(2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

_____(3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

_____(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Securities exceeds $1,000,0001;


-------------------
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership,

_____(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____(7) an entity in which all of the equity owners are accredited investors (as defined above).

C. REPRESENTATIONS

The undersigned hereby represents and warrants to the Company as follows:

      1. The undersigned has had no position, office or other material relationship within the past three years with the Company or its affiliates. Neither the undersigned nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company or presently maintains, directly or indirectly, a put equivalent position, as defined in Rule 16(a)-1(h) under the Securities Exchange Act of 1934, with respect to the Company's equity securities. The undersigned has no direct or indirect affiliation or association with any member of the National Associations of Securities Dealers, Inc.

      2. Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

      3. The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

      4. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

      5. The undersigned acknowledges that, subject to the limitations set forth in Section 7.2(d) of the Stock Purchase Agreement, there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Stock Purchase Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Company has amended or supplemented such Prospectus. The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during


-------------------
deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Securities.

            IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _____________, 2004, and declares under oath that it is truthful and correct.



                                          [INSERT NAME OF INVESTOR]

                                          By:
                                             ---------------------------------

                                          Title:
                                                ------------------------------

                                    EXHIBIT D

                         ENERGY CONVERSION DEVICES, INC.

                         CERTIFICATE OF SUBSEQUENT SALE

[Stock Transfer Agent]

      RE: Sale of Shares of Common Stock of Energy Conversion Devices, Inc. (the "Company") pursuant to the Company's Prospectus dated _______, 20__ (the "Prospectus")

Dear Sir/Madam:

      The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Shareholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including the Prospectus delivery requirements of the Securities Act of 1933, as amended.

      Selling Shareholder (the beneficial owner): ------------------------------

      Record Holder (e.g., if held in name of nominee):-------------------------

      Restricted Stock Certificate No.(s):--------------------------------------

      Number of Shares Sold:----------------------------------------------------

      Date of Sale:-------------------------------------------------------------

      In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                          Very truly yours,

                                          [INSERT NAME OF INVESTOR]

                                          By:
                                             ---------------------------------

                                          Print Name:
                                                     -------------------------

                                          Title:
                                                ------------------------------

Dated:
      ------------------

cc:Energy Conversion Devices, Inc.


                                       D-1